Exhibit 99.1 FOR IMMEDIATE RELEASE
Green Plains Reports Second Quarter 2024 Financial Results

Results for the Second Quarter of 2024 and Future Outlook:
•Net loss attributable to Green Plains of $24.4 million, or EPS of $(0.38) per basic and diluted share, compared to net loss attributable to Green Plains of $52.6 million, or $(0.89) per basic and diluted share, for the same period in 2023
•EBITDA of $4.8 million, a $19.7 million improvement compared to the prior year, driven by stronger ethanol production segment results, including consolidated crush margin of $22.7 million in the second quarter
•Strong EBITDA outlook for the third quarter and the second half of 2024 based on current markets, improvement of corn oil pricing, and Ultra-High Protein demand leading to profitable outlook for the third quarter
•Achieved record platform renewable corn oil yields for the quarter along with record Ultra-High Protein platform yields in June
•Entered into a definitive agreement to sell the unit train terminal in Birmingham, Ala., and will utilize the proceeds to help repay the outstanding balance of the Green Plains Partners term loan
•Engaged Bank of America as financial advisor and Vinson & Elkins LLP as legal advisor to assist in the strategic review process

OMAHA, Neb., Aug 6, 2024 (BUSINESS WIRE) - Green Plains Inc. (NASDAQ:GPRE) (“Green Plains” or the “company”) today announced financial results for the second quarter of 2024. Net loss attributable to the company was $24.4 million, or $(0.38) per basic and diluted share, compared to net loss attributable to the company of $52.6 million, or ($0.89) per diluted share, for the same period in 2023. Revenues were $618.8 million for the second quarter of 2024 compared with $857.6 million for the same period last year. EBITDA was $4.8 million compared with ($15.0) million for the same period in the prior year.

“While the second quarter started with continued weakness, margins began to improve heading into the third quarter and we expect to return to profitability for the quarter based on current markets across our products and setting up a stronger second half of the year overall,” said Todd Becker, President and Chief Executive Officer. “During the second quarter we continued to progress toward our transformation goals, from new high protein capacity to carbon capture to commissioning Clean Sugar. We saw consistent run rates across our platform with a plant utilization rate of 93%. In June we achieved an average yield of over 3.5 pounds of protein per bushel and we believe we can grow from there as we continue to run our systems more effectively. With the forward ethanol production margins and corn oil pricing improving, combined with strong customer demand for our high protein products, we are set up to have a strong back half of the year.”

“Our ‘Advantage Nebraska’ carbon strategy remains on track for a second half of 2025 start as our capture equipment has been ordered, with construction anticipated to begin in the next several months,” commented Becker. “Because of this progress, we believe we are well positioned to capitalize on the early days of the 45Z Clean Fuel Production Credit which should be beneficial for delivering increased earnings. Trailblazer continues to make great progress and we anticipate that with our three Nebraska plants, representing 287 million gallons of production, we will be one of the largest and earliest producers of low carbon-intensity ethanol in the U.S. This also positions us to supply low-CI ethanol as a feedstock for future alcohol to jet SAF production, in addition to demand for low carbon molecules overall.”

“The world’s first commercial scale Clean Sugar Technology facility began commissioning during the second quarter and we continue to make progress in debottlenecking,” added Becker. “We believe this game-changing technology has the potential to usher in a new era of sustainable processing, as our dextrose has up to a 40% lower carbon-intensity than that produced at a wet mill. Customer demand remains robust and while ramp-up has been slower than expected, we remain fully confident in the deployment of this technology.”

The company announced a strategic review process in February 2024 to explore a broad range of opportunities to enhance long-term shareholder value, including, but not limited to, acquisitions, divestitures, a merger or sale, partnerships and financings. The Board of Directors continues to progress the strategic review process and has formed a Special Committee to assist the Board with the evaluation of various alternatives. In addition, the company has engaged Bank of America as its financial advisor and Vinson & Elkins LLP as its legal advisor. There is no deadline or definitive timetable for completion of the strategic review process, and there can be no assurances that the process will result in a transaction or any other outcome. The company does not intend to make any further public comment regarding the review until the Board has approved a specific action or otherwise determines that additional disclosure is appropriate or required.

“As one part of our ongoing strategic review, we have entered into a definitive agreement to sell our unit train terminal in Birmingham,” concluded Becker. “The proceeds will be used to help repay the outstanding balance of our Green Plains Partners term loan. Eliminating this higher priced debt will support generation of free cash flow and help to simplify and streamline the business, while allowing us to focus on our core strategic initiatives. We anticipate this transaction will close in the third quarter.”
Highlights and Recent Developments
•Executed construction management agreements and ordered major equipment necessary to capture carbon from Nebraska facilities as part of ‘Advantage Nebraska’ strategy
•World’s largest MSC™ system now operational at Tharaldson Ethanol in Casselton, North Dakota, bringing total production capacity of Ultra-High Protein marketed by Green Plains to 430,000 tons

Results of Operations
Green Plains’ ethanol production segment sold 208.5 million gallons of ethanol during the second quarter of 2024, compared with 194.8 million gallons for the same period in 2023. The consolidated ethanol crush margin was $22.7 million for the second quarter of 2024, compared with $4.6 million for the same period in 2023. The consolidated ethanol crush margin is the ethanol production segment’s operating income before depreciation and amortization, which includes renewable corn oil and Ultra-High Protein, plus marketing and agribusiness fees, nonrecurring decommissioning costs, and nonethanol operating activities.
Consolidated revenues decreased $238.8 million for the three months ended June 30, 2024, compared with the same period in 2023, primarily due to lower weighted average selling prices on ethanol, distillers grains and renewable corn oil, partially offset by higher volumes sold on ethanol, distillers grains and renewable corn oil within our ethanol production segment. Revenues were also lower within our agribusiness and energy services segment as a result of decreased ethanol and distillers grains trading volumes.
Net loss attributable to Green Plains decreased $28.3 million and EBITDA increased $19.7 million for the three months ended June 30, 2024, compared with the same period last year, primarily due to higher margins in our ethanol production segment. Interest expense decreased $2.2 million for the three months ended June 30, 2024 compared with the same period in 2023 primarily due to lower working capital revolver balances. Income tax benefit was $0.3 million for the three months ended June 30, 2024 compared with income tax benefit of $1.0 million for the same period in 2023, primarily due to an increase in the valuation allowance recorded against certain deferred tax assets for the three months ended June 30, 2024.
Segment Information
The company reports the financial and operating performance for the following two operating segments: (1) ethanol production, which includes the production, storage and transportation of ethanol, distillers grains, Ultra-High Protein and renewable corn oil and (2) agribusiness and energy services, which includes grain handling and storage, commodity marketing and merchant trading for company-produced and third-party ethanol, distillers grains, Ultra-High Protein, renewable corn oil, natural gas and other commodities.
As a result of the Merger, the partnership's operations are included in the ethanol production operating segment. The following changes were made to the company's operating segments:
•The revenue and operating results from fuel storage and transportation services previously disclosed within the partnership segment are now included within the ethanol production segment.
•Intersegment activities between the partnership and Green Plains Trade associated with ethanol storage and transportation services previously treated like third-party transactions and eliminated on a consolidated level are now eliminated within the ethanol production segment.
Intersegment activities between the partnership and Green Plains Trade associated with terminal services transacted with the agribusiness and energy services segment will continue to be eliminated on a consolidated level.

GREEN PLAINS INC.
SEGMENT OPERATIONS
(unaudited, in thousands)

	Three Months Ended June 30,			Six Months Ended June 30,
	2024	2023	% Var.	2024	2023	% Var.
Revenues
Ethanol production	$525,443	$728,935	(27.9)%	$1,031,102	$1,426,653	(27.7)%
Agribusiness and energy services	100,949	135,823	(25.7)	199,945	278,209	(28.1)
Intersegment eliminations	(7,567)	(7,126)	6.2	(15,008)	(14,281)	5.1
	$618,825	$857,632	(27.8)%	$1,216,039	$1,690,581	(28.1)%

Gross margin
Ethanol production (1)	$30,390	$9,057	235.5%	$27,747	$642	*
Agribusiness and energy services	7,433	6,414	15.9	18,443	15,520	18.8
	$37,823	$15,471	144.5%	$46,190	$16,162	185.8%

Depreciation and amortization
Ethanol production	$20,544	$23,253	(11.7)%	$41,078	$47,007	(12.6)%
Agribusiness and energy services	497	536	(7.3)	1,002	1,349	(25.7)
Corporate activities	543	837	(35.1)	991	1,656	(40.2)
	$21,584	$24,626	(12.4)%	$43,071	$50,012	(13.9)%

Operating income (loss)
Ethanol production (2)	$(2,213)	$(25,139)	91.2%	$(35,866)	$(67,089)	46.5%
Agribusiness and energy services	2,166	2,173	(0.3)	8,170	6,299	29.7
Corporate activities	(17,664)	(19,514)	9.5	(34,904)	(38,230)	8.7
	$(17,711)	$(42,480)	58.3%	$(62,600)	$(99,020)	36.8%

Adjusted EBITDA
Ethanol production (2)	$17,952	$(1,141)	*	$4,331	$(18,945)	122.9%
Agribusiness and energy services	3,045	2,871	6.1	10,101	8,098	24.7
Corporate activities	(16,230)	(16,702)	2.8	(31,185)	(31,821)	2.0
EBITDA	4,767	(14,972)	131.8	(16,753)	(42,668)	60.7
Proportional share of EBITDA adjustments to equity method investees	271	45	*	316	90	251.1
	$5,038	$(14,927)	133.8%	$(16,437)	$(42,578)	61.4%

(1) Costs historically reported as operations and maintenance expenses in the consolidated statements of operations are now being reported within cost of goods sold, resulting in increased cost of goods sold and decreased gross margin within the ethanol production segment.
(2) Ethanol production includes an inventory lower of average cost or net realizable value adjustment of $9.5 million for the three and six months ended June 30, 2023.

* Percentage variances not considered meaningful

GREEN PLAINS INC.
SELECTED OPERATING DATA
(unaudited, in thousands)

	Three Months Ended June 30,			Six Months Ended June 30,
	2024	2023	% Var.	2024	2023	% Var.

Ethanol production
Ethanol (gallons)	208,483	194,753	7.0%	416,387	401,633	3.7%
Distillers grains (equivalent dried tons)	463	458	1.1	932	940	(0.9)
Ultra-High Protein (tons)	65	44	47.7	125	96	30.2
Renewable corn oil (pounds)	73,630	64,689	13.8	140,351	132,700	5.8
Corn consumed (bushels)	71,819	67,336	6.7	143,093	138,571	3.3

Agribusiness and energy services (1)
Ethanol (gallons)	261,461	262,138	(0.3)	518,732	539,402	(3.8)

(1) Includes gallons from the ethanol production segment.

GREEN PLAINS INC.
CONSOLIDATED CRUSH MARGIN
(unaudited, in thousands)

	Three Months Ended June 30,
	2024	2023

Ethanol production operating loss (1)	$(2,213)	$(25,139)
Depreciation and amortization	20,544	23,253
Adjusted ethanol production operating income (loss)	18,331	(1,886)
Intercompany marketing and agribusiness fees, net (2)	4,327	6,445
Consolidated ethanol crush margin	$22,658	$4,559
(1) Ethanol production includes an inventory lower of average cost or net realizable value adjustment of $9.5 million for the three months ended June 30, 2023.
(2) For the three months ended June 30, 2023, includes $1.9 million for certain nonrecurring decommissioning costs and nonethanol operating activities.

Liquidity and Capital Resources
As of June 30, 2024, Green Plains had $225.1 million in total cash and cash equivalents, and restricted cash, and $219.6 million available under a committed revolving credit facility, which is subject to restrictions and other lending conditions. Total debt outstanding at June 30, 2024 was $610.2 million, including $124.6 million outstanding debt under working capital revolvers and other short-term borrowing arrangements.
Conference Call Information
On August 6, 2024, Green Plains Inc. will host a conference call at 9 a.m. Eastern time (8 a.m. Central time) to discuss second quarter 2024 operating results. Domestic and international participants can access the conference call by dialing 888.210.4215 and 646.960.0269, respectively, and referencing conference ID 5027523. Participants are advised to call at least 10 minutes prior to the start time. Alternatively, the conference call and presentation will be accessible on Green Plains’ website https://investor.gpreinc.com/events-and-presentations.
Non-GAAP Financial Measures
Management uses EBITDA, adjusted EBITDA, segment EBITDA and consolidated ethanol crush margins to measure the company’s financial performance and to internally manage its businesses. EBITDA is defined as earnings before interest expense, income taxes, depreciation and amortization excluding the change in right-of-use assets and debt issuance costs. Adjusted EBITDA includes adjustments related to our proportional share of EBITDA adjustments of our equity method investees. Management believes these measures provide useful information to investors for comparison with peer and other companies. These measures should not be considered alternatives to net income or segment operating income, which are determined in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”). These non-GAAP calculations may vary from company to company. Accordingly, the company’s computation of adjusted EBITDA, segment EBITDA and consolidated ethanol crush margins may not be comparable with similarly titled measures of another company.
About Green Plains Inc.
Green Plains Inc. (NASDAQ:GPRE) is a leading biorefining company focused on the development and utilization of fermentation, agricultural and biological technologies in the processing of annually renewable crops into sustainable value-added ingredients. This includes the production of cleaner low carbon biofuels and renewable feedstocks for advanced biofuels. Green Plains is an innovative producer of Sequence™ and novel ingredients for animal and aquaculture diets to help satisfy a growing global appetite for sustainable protein. For more information, visit www.gpreinc.com.
Forward-Looking Statements
All statements in this press release (and oral statements made regarding the subjects of this communication), including those that express a belief, expectation or intention, may be considered forward-looking statements (as defined in Section 21E of the Securities Exchange Act, as amended, and Section 27A of the Securities Act of 1933, as amended) that involve risks and uncertainties that could cause actual results to differ materially from projected results. Without limiting the generality of the foregoing, forward-looking statements contained in this communication include statements relying on a number of assumptions concerning future events and are subject to a number of uncertainties and factors, many of which are outside the control of the company, which could cause actual results to differ materially from such statements. Accordingly, investors should not place undue reliance on forward-looking statements as a prediction of actual results. The forward-looking statements may include, but are not limited to the expected future growth, dividends and distributions; and plans and objectives of management for future operations. Forward-looking statements may be identified by words such as “believe,” “intend,” “expect,” “may,” “should,” “will,” “anticipate,” “could,” “estimate,” “plan,” “predict,” “project” and variations of these words or similar expressions (or the negative versions of such words or expressions). While the company believes that the assumptions concerning future events are reasonable, it cautions that there are inherent difficulties in predicting certain important factors that could impact the future performance or results of its business. Among the factors that could cause results to differ materially from those indicated by such forward-looking statements are: the failure to realize the anticipated results from the new products being developed; the failure to realize the anticipated costs savings or other benefits of the merger; local, regional and national economic conditions and the impact they may have on the company and its customers; disruption caused by health epidemics, such as the COVID-19 outbreak; conditions in the ethanol and biofuels industry, including a sustained decrease in the level of supply or demand for ethanol and biofuels or a sustained decrease in the price of ethanol or biofuels; competition in the ethanol industry and other industries in which we operate; commodity market risks, including those that may result from weather conditions; the financial condition of the company’s customers; any non-performance by customers of their contractual obligations; changes in safety, health, environmental and other governmental policy and regulation, including changes to tax laws; risks related to acquisition and disposition activities and achieving anticipated results; risks associated with merchant trading; risks related to our equity method investees; the results of any reviews, investigations or other proceedings by government authorities; and the performance of the company.

The foregoing list of factors is not exhaustive. The forward-looking statements in this press release speak only as of the date they are made and the company assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events or otherwise, except as required by securities and other applicable laws. We have based these forward-looking statements on our current expectations and assumptions about future events. While the company’s management considers these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory and other risks, contingencies and uncertainties, most of which are difficult to predict and many of which are beyond the company’s control. These risks, contingencies and uncertainties relate to, among other matters, the risks and uncertainties set forth in the “Risk Factors” section of the company’s Annual Report on Form 10-K for the year ended December 31, 2023, filed with the Securities and Exchange Commission (the “SEC”), and any subsequent reports filed by the company with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements.

GREEN PLAINS INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	June 30, 2024	December 31, 2023
	(unaudited)
ASSETS
Current assets
Cash and cash equivalents	$195,554	$349,574
Restricted cash	29,540	29,188
Accounts receivable, net	99,067	94,446
Income taxes receivable	1,072	822
Inventories	187,983	215,810
Other current assets	38,604	42,890
Total current assets	551,820	732,730
Property and equipment, net	1,019,359	1,021,928
Operating lease right-of-use assets	73,077	73,993
Other assets	119,344	110,671
Total assets	$1,763,600	$1,939,322

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable	$109,329	$186,643
Accrued and other liabilities	52,080	57,029
Derivative financial instruments	16,783	10,577
Operating lease current liabilities	23,863	22,908
Short-term notes payable and other borrowings	124,579	105,973
Current maturities of long-term debt	1,830	1,832
Total current liabilities	328,464	384,962
Long-term debt	483,773	491,918
Operating lease long-term liabilities	52,071	53,879
Other liabilities	18,431	18,507
Total liabilities	882,739	949,266

Stockholders' equity
Total Green Plains stockholders' equity	867,368	843,733
Noncontrolling interests	13,493	146,323
Total stockholders' equity	880,861	990,056
Total liabilities and stockholders' equity	$1,763,600	$1,939,322

GREEN PLAINS INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited, in thousands except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023

Revenues	$618,825	$857,632	$1,216,039	$1,690,581

Costs and expenses
Cost of goods sold (excluding depreciation and amortization expenses reflected below)	581,002	842,161	1,169,849	1,674,419
Selling, general and administrative expenses	33,950	33,325	65,719	65,170
Depreciation and amortization expenses	21,584	24,626	43,071	50,012
Total costs and expenses	636,536	900,112	1,278,639	1,789,601
Operating loss	(17,711)	(42,480)	(62,600)	(99,020)

Other income (expense)
Interest income	1,490	2,771	4,000	5,936
Interest expense	(7,494)	(9,741)	(15,280)	(19,479)
Other, net	345	(161)	794	28
Total other income (expense)	(5,659)	(7,131)	(10,486)	(13,515)
Loss before income taxes and (loss) income from equity method investees	(23,370)	(49,611)	(73,086)	(112,535)
Income tax benefit (expense)	273	1,019	(56)	(2,410)
(Loss) income from equity method investees	(941)	272	(2,018)	376
Net loss	(24,038)	(48,320)	(75,160)	(114,569)
Net income attributable to noncontrolling interests	312	4,284	602	8,359
Net loss attributable to Green Plains	$(24,350)	$(52,604)	$(75,762)	$(122,928)

Earnings per share
Net loss attributable to Green Plains - basic and diluted	$(0.38)	$(0.89)	$(1.19)	$(2.09)

Weighted average shares outstanding
Basic and diluted	63,933	58,874	63,637	58,714

GREEN PLAINS INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited, in thousands)

	Six Months Ended June 30,
	2024	2023
Cash flows from operating activities
Net loss	$(75,160)	$(114,569)
Noncash operating adjustments
Depreciation and amortization	43,071	50,012
Inventory lower of cost or net realizable value adjustment	—	9,545
Other	11,236	11,429
Net change in working capital	(44,864)	(124,850)
Net cash used in operating activities	(65,717)	(168,433)

Cash flows from investing activities
Purchases of property and equipment, net	(39,484)	(48,902)
Investment in equity method investees	(16,023)	(8,696)
Net cash used in investing activities	(55,507)	(57,598)

Cash flows from financing activities
Net payments - long term debt	(7,849)	(2,420)
Net proceeds - short-term borrowings	18,199	108,715
Payments on extinguishment of non-controlling interest	(29,196)	—
Payments of transaction costs	(5,951)	—
Other	(7,647)	(20,756)
Net cash provided by (used in) financing activities	(32,444)	85,539

Net change in cash and cash equivalents, and restricted cash	(153,668)	(140,492)
Cash and cash equivalents, and restricted cash, beginning of period	378,762	500,276
Cash and cash equivalents, and restricted cash, end of period	$225,094	$359,784

Reconciliation of total cash and cash equivalents, and restricted cash
Cash and cash equivalents	$195,554	$312,858
Restricted cash	29,540	46,926
Total cash and cash equivalents, and restricted cash	$225,094	$359,784

GREEN PLAINS INC.
RECONCILIATIONS TO NON-GAAP FINANCIAL MEASURES
(unaudited, in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Net loss	$(24,038)	$(48,320)	$(75,160)	$(114,569)
Interest expense	7,494	9,741	15,280	19,479
Income tax (benefit) expense	(273)	(1,019)	56	2,410
Depreciation and amortization (1)	21,584	24,626	43,071	50,012
EBITDA	4,767	(14,972)	(16,753)	(42,668)
Proportional share of EBITDA adjustments to equity method investees	271	45	316	90
Adjusted EBITDA	$5,038	$(14,927)	$(16,437)	$(42,578)

(1) Excludes amortization of operating lease right-of-use assets and amortization of debt issuance costs.

Green Plains Inc. Contacts
Investors: Phil Boggs | Executive Vice President, Investor Relations & Finance | 402.884.8700 | phil.boggs@gpreinc.com
Media: Devin Mogler | Senior Vice President, Corporate & Investor Relations | 202.389.2670 | devin.mogler@gpreinc.com

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